EX 99.28(e)(11)(ii)

Investing Fund Agreement

This Investing Fund Agreement (“Agreement”) is made as of the date set forth below between Jackson Variable Series Trust (the “Investment Company”), a business trust organized under laws of the Commonwealth of Massachusetts, on behalf of itself or its separate series listed on Schedule A (as such schedule may be amended from time to time), severally and not jointly (each an “Investing Fund” and collectively the “Investing Funds”), and First Trust Exchange-Traded Fund, First Trust Exchange-Traded Fund II, First Trust Exchange-Traded Fund III, First Trust Exchange-Traded Fund IV, First Trust Exchange-Traded Fund V, First Trust Exchange-Traded Fund VI, First Trust Exchange-Traded Fund VII, First Trust Exchange-Traded AlphaDEX® Fund and First Trust Exchange-Traded AlphaDEX® Fund II, each a business trust organized under the laws of the Commonwealth of Massachusetts (each a “Trust” and collectively the “Trusts”), each on behalf of its respective series, as in existence on the date hereof or as created from time to time in the future, other than as set forth on Schedule B (as such schedule may be amended from time to time), severally and not jointly (each a Fund” and collectively the “Funds”).

From and after the date hereof, this Agreement supersedes any prior Investing Fund Agreement(s) entered into by the Investment Company with any Trust or Trusts. Any prior Investing Fund Agreement(s) entered into by such parties are deemed terminated upon execution of this Agreement, notwithstanding any termination provisions set forth in such prior Investing Fund Agreement(s).

Whereas, Sections 12(d)(1)(A) and (B) of the Investment Company Act of 1940, as amended (the “1940 Act”), limit the ability of an investment company to invest in shares of another investment company, and therefore limit the ability of an Investing Fund to invest in shares of a Fund; and

Whereas, each Trust and the Investment Company are each an investment company registered as such under the 1940 Act; and

Whereas, the Securities and Exchange Commission (the “SEC”) has granted an order (Rel. No. 27845, May 30, 2007) (the “Order”) which permits registered investment companies to acquire shares of the Funds in excess of the limits set forth in Sections 12(d)(1)(A) and (B) in accordance with the terms and conditions of the Order and the representations and conditions in amendment no. 1 to the application filed to obtain the Order (the “Application”); and

Whereas, in reliance on the Order, an Investing Fund may, from time to time, acquire shares of one or more Funds (“Shares”) in excess of the limits imposed by Sections 12(d)(1)(A) and (B); and

Whereas, pursuant to the conditions set forth in the Application for the Order, an Investing Fund must enter into an agreement with a Fund prior to acquiring Shares in such Fund in excess of the limits imposed by Section 12(d)(1)(A)(i);

Now, Therefore, in consideration of the potential benefits to a Fund and Investing Fund arising out of such Investing Fund’s investment in a Fund, the parties agree as follows:

1.          Capitalized Terms. Capitalized terms used and not otherwise defined herein shall have the meanings assigned such terms in the Application. References to the terms, conditions and responsibilities under the Order are intended to include the terms, conditions and responsibilities set forth in the Application for the Order.

2.          Representations and Obligations of the Funds. The Investing Funds have been provided with a copy of the Order and the related SEC Notice of Application for the Order (attached hereto as Appendix 1). Each Trust will upon request promptly provide an Investing Fund (i) a copy of any amendments to the Order and (ii) a copy of the Application for the Order.

3.          Representations and Obligations of the Investing Funds. (a) Pursuant to Condition 8 of the Application for the Order, each Investing Fund represents that such Investing Fund’s board of directors or trustees, investment advisers, Sponsors and trustees, as applicable, understand the terms and conditions of the Order and agree to fulfill their responsibilities under the Order.

(b)        Pursuant to Condition 8 of the Order, at the time of its investment in Shares of a Fund in excess of the 3% limit in Section 12(d)(1)(A)(i), an Investing Fund will notify such Fund of the investment. At such time, such Investing Fund will also transmit to such Fund a list of the names of each Investing Fund Affiliate and Underwriting Affiliate. Such Investing Fund will notify such Fund of any changes to the list of names as soon as reasonably practicable after the change occurs. Such Investing Fund will maintain and preserve a copy of the Order, this Agreement, and the list referred to in the immediately preceding sentence with any updated information for the duration of the investment and for a period of not less than six years thereafter, the first two years in an easily accessible place.

(c)         Each Investing Fund will promptly notify the applicable Fund in writing of any purchase or acquisition of Shares that causes such Investing Fund to hold (i) 5% or more of such Fund’s total outstanding voting securities or (ii) 10% or more of such Fund’s total outstanding voting securities.

(d)         If an Investing Fund exceeds either (i) the 5% limitation of Section 12(d)(1)(A)(ii) of the 1940 Act or (ii) the 10% limitation of Section 12(d)(1)(A)(iii) of the 1940 Act, it agrees to disclose in its prospectus that it may invest in exchange-traded funds such as the Funds and disclose in “plain English” in its prospectus the unique characteristics of doing so, including but not limited to, the expense structure, and any additional expenses of investing in the Funds and other exchange-traded funds.

(e)         Each Investing Fund (i) acknowledges that it has received a copy of the Order and the related SEC Notice of Application for the Order; (ii) agrees to adhere to the terms and conditions of the Order (regardless of whether restated or referred to in this Agreement) and this Agreement and to participate in the proposed transactions in a manner that addresses the concerns underlying the Order; (iii) represents that investments in the Funds will be accomplished in compliance with its investment restrictions and will be consistent with the investment policies set forth in its registration statement; (iv) acknowledges that it may rely on the Order only to invest in shares of the Funds and not in any other investment company; and (v) agrees to promptly notify the applicable Funds if it fails to comply with the Order or this Agreement.

(f)         Each Investing Fund represents and warrants to each applicable Fund that, if it is a management investment company or a series thereof, each of its investment advisers and sub-advisers is registered as an investment adviser under the Investment Advisers Act of 1940, as amended.

(g)         Any of the provisions of this Agreement notwithstanding, each Investing Fund represents and warrants to the applicable Funds that it operates, and will continue to operate, in compliance with the 1940 Act and the SEC’s rules and regulations thereunder. Each Investing Fund agrees that each Fund is entitled to rely on the representations contained in this Agreement, that no Fund has an independent duty to monitor an Investing Fund’s compliance with this Agreement, the Order, the 1940 Act, or the SEC’s rules and regulations thereunder, and that such Investing Fund has sole responsibility to monitor the limits of Section 12(d)(1)(A) as they pertain to its acquisition of Shares.

(h)         The Investing Funds will comply with the disclosure requirements set forth in Investment Company Act Release No. 27399 (June 20, 2006).

4.          Section 17(e). Each of the Investing Funds and Funds acknowledges that receipt of compensation by (a) an affiliated person of the Investing Fund or an affiliated person of such person, for the purchase by such Investing Fund of Shares of a Fund or (b) an affiliated person of the Fund, or an affiliated person of such person, for the sale by such Fund of Shares to an Investing Fund is subject to Section 17(e) of the 1940 Act.

5.          Indemnification. The Investment Company and each Investing Fund agree to hold harmless and indemnify the applicable Fund, including any of its principals, trustees, officers, employees and agents, against and from any and all losses, expenses or liabilities incurred by or claims or actions (“Claims”) asserted against the respective Fund, including any of its respective principals, trustees, officers, employees and agents, to the extent such Claims result from (i) a violation or alleged violation by the respective Investing Fund of any provision of this Agreement or (ii) a violation or alleged violation by the respective Investing Fund of the terms and conditions of the Order, such indemnification to include any reasonable counsel fees and expenses incurred in connection with investigating and/or defending such Claims.

Subject to Section 9(c) below, each applicable Fund agrees to hold harmless and indemnify the applicable Investing Fund, including any of its directors or trustees, officers, employees and agents, against and from any Claims asserted against the respective Investing Fund, including any of its directors or trustees, officers, employees and agents, to the extent such Claims result from (i) a violation or alleged violation by the respective Fund of any provision of this Agreement or (ii) a violation or alleged violation by the respective Fund of the terms and conditions of the Order, such indemnification to include any reasonable counsel fees and expenses incurred in connection with investigating and/or defending such Claims; provided, that no Fund shall be liable for indemnifying any Investing Fund for any Claims resulting from violations that occur as a result of incomplete or inaccurate information provided by an Investing Fund to the respective Fund pursuant to the terms and conditions of the Order or this Agreement.

6.          Materials. To the extent that an Investing Fund refers to any Fund in any prospectus, statement of additional information or otherwise, such Investing Fund agrees to:

(a)         Refer to such Fund as, for example, the “First Trust Exchange-Traded [AlphaDEX®][Index] Fund”; and

(b)         Include the following notice within reasonable proximity to the reference to such Fund:

Neither [the Fund] nor any affiliate thereof makes any representations regarding the advisability of investing in [Name of Investing Fund]. [If the Fund is a series of the First Trust Exchange-Traded AlphaDEX® Fund or the First Trust Exchange-Traded AlphaDEX® Fund II, add: AlphaDEX® is a registered trademark of First Trust Portfolios L.P. The AlphaDEX® stock selection methodology has been granted a patent by the United States Patent and Trademark Office.]

7.          Notices. All notices, including all information that either party is required to provide under the terms of this Agreement and the terms and conditions of the Order, shall be in writing and shall be delivered by registered or overnight mail, facsimile, or electronic mail to the address for each party specified below (which address may be changed from time to time by notice to the other party).

If to the Investment Company or an Investing Fund:

Susan S. Rhee
Vice President, General Counsel & Secretary
Jackson Variable Series Trust
1 Corporate Way, S-45
Lansing, Michigan 48951
517/706-5517
susan.rhee@jackson.com

If to a Fund:

120 E. Liberty Drive, Suite 400
Wheaton, Illinois 60187
Attn: General Counsel
Facsimile: 630-517-7437
Confirm: 630-765-8798

8.          Amendments to Schedules; Other Amendments. (a) In the event the Investment Company establishes an additional series of shares which it desires to designate as an “Investing Fund” under the terms hereof, it shall so notify the Funds in writing, and if the Funds agree (which agreement shall be evidenced by a revised Schedule A, a copy of which shall be provided as soon as practicable to the Investment Company), such series of shares shall become an Investing Fund hereunder, including for purposes of the list set forth on Schedule A hereto. No further action shall be required by any party hereto to effect the foregoing addition.

(b)         In the event any Trust in its sole discretion desires to exclude any series thereof from being designated as a “Fund” under the terms hereof, it shall so notify the Investment Company in writing and such series of shares shall be listed on Schedule B hereto and shall not be a “Fund” under this Agreement. No further action shall be required by any party hereto to effect the foregoing exclusion.

(c)         With the exception of Schedules A and B, no amendment, modification or supplement of any provision of this Agreement will be valid or effective unless made in writing and signed by a duly authorized representative of each party.

9.          Termination; Governing Law. (a) This Agreement will continue until terminated in writing by either party upon 60 days’ notice to the other party. This Agreement may not be assigned by either party without the prior written consent of the other.

(b)         This Agreement will be governed by Illinois law without regard to choice of law principles.

(c)         In any action involving a Fund under this Agreement, each Investing Fund agrees to look solely to the assets of the Fund to which the action relates and not to any other series of the applicable Trust or any other Trust or series thereof.

(d)         It is expressly acknowledged and agreed that the obligations of each Trust (and its respective Funds) hereunder shall not be binding upon any of the shareholders, Trustees, officers, employees or agents of such Trust (and its respective Funds), personally, but shall bind only the trust property of such Trust (and its respective Funds) as provided in such Trust’s Declaration of Trust. The execution and delivery of this Agreement have been authorized by the Trustees of each Trust and signed by an officer of the applicable Trust, acting as such, and neither such authorization by such Trustees nor such execution and delivery by such officer shall be deemed to have been made by any of them individually or to impose any liability on any of them personally, but shall bind only the trust property of the applicable Trust and the applicable Funds as provided in the respective Trust’s Declaration of Trust.

[Signature Page Follows]

In Witness Whereof, the parties have duly executed this Agreement as of the day of May 20, 2015.

Jackson Variable Series Trust

By:	/s/ Kelly L. Crosser
Name: Kelly L. Crosser
Title: Assistant Secretary

First Trust Exchange-Traded Fund

By:	/s/ James M. Dykas
	Name:	James M. Dykas
	Title:	Treasurer and CFO

First Trust Exchange-Traded Fund II

By:	/s/ James M. Dykas
	Name:	James M. Dykas
	Title:	Treasurer and CFO

First Trust Exchange-Traded Fund III

By:	/s/ James M. Dykas
	Name:	James M. Dykas
	Title:	Treasurer and CFO

First Trust Exchange-Traded Fund IV

By:	/s/ James M. Dykas
	Name:	James M. Dykas
	Title:	Treasurer and CFO

First Trust Exchange-Traded Fund V

By:	/s/ James M. Dykas
	Name:	James M. Dykas
	Title:	Treasurer and CFO

First Trust Exchange-Traded Fund VI

By:	/s/ James M. Dykas
	Name:	James M. Dykas
	Title:	Treasurer and CFO

First Trust Exchange-Traded Fund VII

By:	/s/ James M. Dykas
	Name:	James M. Dykas
	Title:	Treasurer and CFO

First Trust Exchange-Traded AlphaDEX® Fund

By:	/s/ James M. Dykas
	Name:	James M. Dykas
	Title:	Treasurer and CFO

First Trust Exchange-Traded AlphaDEX® Fund II

By:	/s/ James M. Dykas
	Name:	James M. Dykas
	Title:	Treasurer and CFO

Schedule A

List of Investing Funds

Jackson Variable Series Trust
JNL Tactical ETF Conservative Fund
JNL Tactical ETF Moderate Fund
JNL Tactical ETF Growth Fund

A-1

Schedule B

List of Excluded Funds

First Trust Exchange-Traded Fund
           First Trust Total US Market AlphaDEX® ETF (TUSA)
           First Trust CBOE S&P 500 VIX Tail Hedge Fund (VIXH)

First Trust Exchange-Traded Fund II
           First Trust ISE Global Copper Index Fund (CU)
           First Trust ISE Global Platinum Index Fund (PLTM)
           First Trust ISE Global Wind Energy Index Fund (FAN)
           First Trust NASDAQ® CEA Smartphone Index Fund (FONE)
           First Trust NASDAQ® Clean Edge Smart Grid Infrastructure Index Fund (GRID)
           First Trust NASDAQ® Global Auto Index Fund (CARZ)
           First Trust International IPO ETF (FPXI)

First Trust Exchange-Traded Fund III
           First Trust Managed Municipal ETF (FMB)
           First Trust Long/Short Equity ETF (FTLS)
           First Trust Emerging Markets Local Currency Bond ETF (FEMB)

First Trust Exchange-Traded Fund IV
           First Trust North American Energy Infrastructure Fund (EMLP)
           First Trust Enhanced Short Maturity ETF (FTSM)
           First Trust Strategic Income ETF (FDIV)
           First Trust Low Duration Mortgage Opportunities ETF (LMBS)

First Trust Exchange-Traded Fund V
           First Trust Morningstar Managed Futures Strategy Fund (FMF)
           FT Cayman Subsidiary

First Trust Exchange-Traded Fund VI
           Multi-Asset Diversified Income Index Fund (MDIV)
           First Trust Nasdaq Technology Dividend Index Fund (TDIV)
           International Multi-Asset Diversified Income Index Fund (YDIV)
           First Trust High Income ETF (FTHI)
           First Trust Low Beta Income ETF (FTLB)
           First Trust NASDAQ Rising Dividend Achievers ETF (RDVY)
           First Trust RBA Quality Income ETF (QINC)
           First Trust RBA American Industrial Renaissance ETF (AIRR)
           First Trust Dorsey Wright Focus 5 ETF (FV)
           First Trust Dorsey Wright International Focus 5 ETF (IFV)

First Trust Exchange-Traded Fund VII
           First Trust Global Tactical Commodity Strategy Fund (FTGC)
           FT Cayman Subsidiary II

First Trust Exchange-Traded AlphaDEX® Fund II
           First Trust Eurozone AlphaDEX® ETF (FEUZ)

B-2